Exhibit 99.1

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

Projected Year Ended February 29, 2008
Net Sales:
Electrical and Industrial Products	$158,000 to $163,000
Galvanizing Services	$117,000 to $122,000

Total Sales	$275,000 to $285,000

Diluted earnings per share	$2.70 to $2.80

Net Sales by Market Segment:
Power Generation	$19,000
Transmission and Distribution	$75,000
Industrial	$186,000

Total Sales	$280,000

Electrical and Industrial Products
Revenues by Industry:
Power Generation	11%
Transmission and Distribution	39%
Industrial	50%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	21%
OEM’s	17%
Industrial	19%
Bridge and Highway	9%
Petro Chemical	34%

Operating Margins:
Electrical and Industrial Products	12.5%
Galvanizing Services	20.0%

Cash Provided By Operations	$20,000
Capital Expenditures	$10,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$8,500
Total Bank Debt	$14,000

Percent of Business by Segment
Electrical and Industrial Products	57%
Galvanizing Services	43%

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